Exhibit EX-99.B1

                            CERTIFICATE OF FORMATION

                                       OF

                              JNL VARIABLE FUND LLC


         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST, The name of the limited liability company (hereinafter called the "limited liability company") is: JNL VARIABLE FUND LLC

         SECOND, The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19805.


Executed on October 13, 1998


                                                     /s/ Andrew B. Hopping
                                                     ---------------------
                                                     Andrew B. Hopping,
                                                     Authorized Person